Exhibit 3.1

CERTIFICATE OF FORMATION

OF

INERGY ACQUISITION COMPANY, LLC

The undersigned, for the purpose of forming a limited liability company (the “Company”) under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Formation:

FIRST. The name of the Company is:

Inergy Acquisition Company, LLC

SECOND. The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address for service of process is Corporation Service Company.

THIRD. The Company shall commence its existence on the date this Certificate of Formation is filed with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned, for the purpose of forming a limited liability company under the Act, has executed this Certificate of Formation this 21st day of September, 2004.

INERGY ACQUISITION COMPANY, LLC

By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Vice President – General Counsel

Authorized Person